UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Akorn, Inc.
_________________________________________________________
(Name of Registrant as Specified In Its Charter)
__________________________________________________________
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PROXY MATERIALS

Akorn, Inc.

1925 West Field Court, Suite 300
Lake Forest, Illinois  60045

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 21, 2010

TO THE SHAREHOLDERS OF AKORN, INC.:

You are cordially invited to attend the 2010 annual meeting of shareholders of Akorn, Inc.  (“we,” “our,” “us” or “Akorn”) to be held at 10:00 a.m., local time (Central Daylight Time), at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect six directors to the Board of Directors.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To approve an amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.

The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on April 7, 2010.  A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the meeting on and during ordinary business hours for 10 days prior to the meeting at our principal offices located at 1925 West Field Court, Suite 300, Lake Forest, Illinois  60045.

Your Board of Directors recommends that you vote in favor of the three proposals outlined in the proxy statement.  Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

/s/ Raj Rai

Raj Rai
Interim Chief Executive Officer

Lake Forest, Illinois
April 26, 2010

It is important that your shares be represented at the meeting regardless of the number of shares you hold.  Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting.  Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This Proxy Statement is dated April 26, 2010 and was first mailed to shareholders of Akorn, Inc. on or about April 28, 2010.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 21, 2010.

The proxy statement and 2009 annual report to stockholders are available at http://www.edocumentview.com/akrn.

AKORN, INC.
1925 West Field Court, Suite 300
Lake Forest, Illinois  60045

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held May 21, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why have I received these materials?

This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the annual meeting of shareholders to be held on May 21, 2010.  You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.  We intend to mail this proxy statement and accompanying proxy card on or about April 26, 2010 to all shareholders entitled to vote at the annual meeting.

Who is entitled to vote at the Annual Meeting?

Shareholders of record as of the close of business on April 7, 2010 will be entitled to vote at the annual meeting.  On April 7, 2010, there were 92,292,130 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name.  If on April 7, 2010 you were a “record” shareholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting or by proxy.  Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and mail it to Akorn to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on April 7, 2010, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee.  You may direct your broker or other nominee how to vote your shares of common stock.  However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form.  If you wish to attend the annual meeting and vote in person, you may not do so unless you first obtain a legal proxy issued in your name from your broker or other nominee.

What am I voting on?

There are three matters scheduled for a vote:

●	Election of six directors;
●	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and
●	Approval of an amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.

How do I vote?

You may either vote “FOR” all the nominees to the Board or you may abstain from voting for any nominee you specify.  For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

Shareholder of Record: Shares Registered in Your Name.  If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the annual meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
●
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.  If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn.  In order to vote, complete and mail the proxy card received from your broker or bank to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.

How many votes do I have?

Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.

What constitutes a quorum for purposes of the annual meeting?

A quorum of shareholders is necessary to hold a valid meeting.  The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the person named as proxy on the proxy card will vote in accordance with the recommendations of the Board.  The Board’s recommendation is set forth together with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

●	FOR the proposal to elect the nominated directors as set forth on page 5;
●
FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, as set forth on page 8; and

●	FOR the approval of an amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as set forth on page 10.

With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.  At the date this proxy statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.

What if I return a proxy card but do not make specific choices?

If you are the shareholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all six nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and “FOR” the approval of the amendment to the stock option plan. If any other matter is properly presented at the annual meeting, your proxy (the individual named on your proxy card) will vote your shares using his best judgment.

If you are the beneficial owner, but not the shareholder of record, and return a signed and dated proxy card without marking any voting selections, your shares may not be voted by your nominee for the election of any of the six nominees for director or for the approval of the amendment to the stock option plan as these proposals are considered “non-routine”, but may be voted by your nominee for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

How many votes are needed to approve each proposal?

The election of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors.  A plurality means the highest number of “FOR” votes.  Therefore, the six nominees receiving the most proper “FOR” votes will be elected.  Abstention and broker non-votes will have no effect on the outcome.

The ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 requires a “FOR” vote from a majority of the votes cast.  Abstention will have the effect of an “AGAINST” vote.  Broker non-votes are expected to be cast at the discretion of the broker or other nominee of the beneficial owner.

The approval of the amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan requires a “FOR” vote from a majority of the votes cast.  Abstentions and broker non-votes will have the effect of an “AGAINST" vote.

Can I change my vote after I return my proxy card?

Yes.  For shareholders of record, after you have submitted a proxy card, you may change your vote at any time before the proxy card is exercised in one of three ways:

●	You may submit a written notice of revocation to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.
●	You may submit a proxy bearing a later date.
●	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy

For beneficial owners, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures.  In order to attend the annual meeting and vote in person, you will need to obtain a proxy from your nominee, the shareholder of record.

Who will bear the expense of soliciting proxies in connection with this proxy statement?

Akorn will bear the cost of soliciting proxies in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.  Our employees will not receive any additional compensation for participating in proxy solicitation.  We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

Any shareholder who intends to present a proposal at the 2011 annual meeting of shareholders must deliver the proposal to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 not later than April 1, 2011, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before Akorn begins to print and send its proxy materials, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any notice of a shareholder proposal submitted after April 1, 2011, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, a reasonable time before Akorn begins to print and send its proxy materials, will be considered untimely and outside the processes of Rule 14a-8 of the Exchange Act.

What does it mean if I receive more than one proxy?

It means you have multiple accounts with brokers and/or our transfer agent.  Please vote all of these shares.  We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare – Essential Registry Team, located at 350 Indiana Street, Suite 750, Golden, Colorado 80401 and may be reached at (303) 262-0678.

I.  PROPOSALS

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board has nominated six candidates for election at the annual meeting and recommends that shareholders vote “FOR” the election of all six nominees.  All of the nominees listed below are currently directors, with the exception of Mr. Abramowitz, who is newly nominated.  If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal.  Directors are elected by a plurality of the votes properly cast in person or by proxy.  The six nominees receiving the highest number of affirmative votes will be elected.  In the unanticipated event that one or more of such nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board.  Each person nominated for election has agreed to serve if elected.  We have no reason to believe that any nominee will be unable to serve.

The following table and narrative description sets forth, as of April 18, 2010, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of the six individuals nominated for election as director at the annual meeting and the two current Directors who will be stepping down from the Board on May 21, 2010.  Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past seven years.

Name	Age	Director Since	Present Position with Akorn
NOMINEES:
John N. Kapoor, Ph.D.	66	1990	Chairman of the Board
Ronald M. Johnson1,2,3	64	2003	Director
Brian Tambi	64	2009	Director
Steven J. Meyer 1,3	53	2009	Director
Alan Weinstein 1,2	67	2009	Director
Kenneth S. Abramowitz	59	n/a	Current Nominee for Director

RETIRING DIRECTORS:
Jerry N. Ellis1,2,3	72	2001	Director
Randall J. Wall 2,3	63	2007	Director

1  Member of the Audit Committee.  Mr. Ellis is the Chair of this committee.
2  Member of the Compensation Committee.  Mr. Johnson is Chair of the committee.
3  Member of the Nominating and Corporate Governance Committee.  Mr. Wall is the Chair of this committee.

John N.  Kapoor, Ph.D.  Dr.  Kapoor has served as the Chairman of our Board since October 1990.  Dr.  Kapoor served as our interim Chief Executive Officer from March 2001 to May 2002 and as our Chief Executive Officer from May 2002 to December 2002.  Dr. Kapoor is the President of EJ Financial Enterprises, Inc.  (a health care consulting and investment company).  Dr. Kapoor is the chairman of the board of directors of NeoPharm, Inc.  (a biopharmaceutical company). Under agreements between us and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. John N. Kapoor, our Chairman of the Board, the Kapoor Trust is entitled to designate one individual to be nominated and recommended by our Board for election as a director.   Dr. Kapoor was designated by the Kapoor Trust for this purpose prior to our 2010 annual meeting.

Ronald M.  Johnson.  Mr. Johnson was appointed a director by the Board in May 2003.  Mr. Johnson was Executive Vice President of The Lewin Group, a subsidiary of Quintiles Transnational, Inc., which provides various healthcare consulting services to state and federal governments, healthcare insurers and healthcare institutions.  Prior to joining The Lewin Group, Mr. Johnson served as Executive Vice President of Quintiles Consulting, a business unit of Quintiles Transnational, Inc. from 1997 to 2006. Quintiles Consulting provides consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet the United States Food and Drug Administration (“FDA”) regulatory requirements. Mr. Johnson also spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas.  Since retiring from The Lewin Group in September 2007, Mr. Johnson continues to provide consulting services to the pharmaceutical, biologics and medical device industries on FDA regulatory requirements.

Brian Tambi.  Mr. Tambi was appointed a director by the Board in June 2009.  Since August 2006, Mr. Tambi has served as the Chairman of the Board, President & CEO of BrianT Laboratories and has been a member of the Board of Directors of Insys Therapeutics since July 2007.  From November 1995 to July 2006, Mr. Tambi was the Chairman of the Board, President & CEO of Morton Grove Pharmaceuticals, Inc., a leading manufacturer and marketer of oral liquid and topical pharmaceuticals.  Mr. Tambi has over 30 years of executive management experience with companies such as IVAX Corporation, Fujisawa Pharmaceutical Company USA, LyphoMed Inc., and Bristol-Myers International Group.  EJ Funds nominated Mr. Tambi to serve on the Board of Directors pursuant to its rights under the April 13, 2009 Modification, Warrant and Investor Rights Agreement with EJ Funds that, among other things, granted EJ Funds the right to require us to nominate two directors to serve on our Board of Directors.

Steven J. Meyer.  Mr. Meyer was appointed a director by the Board in June 2009.  Since 2005, Mr. Meyer has served as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors.  Mr. Meyer sits on the Board of Directors for INSYS Therapeutics.  Mr. Meyer also served as the Corporate Treasurer and International Controller and VP of Global Operations during a 23-year career at Baxter International, Inc.

Alan Weinstein.  Mr. Weinstein was appointed a director by the Board in July 2009.  Since 2000, Mr. Weinstein has provided consulting services to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing organizations.  Previously, Mr. Weinstein was the Founder and President of Premier, Inc., an organization which provides various shared services to member hospitals.  Mr. Weinstein serves as a director on the boards of American DG Energy, SterilMed, Precyse Solutions, SutureExpress and MedMarketplace.com.

Kenneth S. Abramowitz.  Mr. Abramowitz is a current nominee for election to the Board of Directors.  Mr. Abramowitz is a co-founder and Managing General Partner of NGN Capital. He joined NGN Capital from The Carlyle Group in New York where he was Managing Director from 2001 to 2003, focused on U.S. buyout opportunities in the healthcare industry. Prior to that, Mr. Abramowitz worked as an Analyst at Sanford C. Bernstein & Company where he covered the medical supply, hospital management and Health Maintenance Organization (HMO) industries for 23 years. Mr. Abramowitz earned a B.A. from Columbia University in 1972 and an M.B.A. from Harvard Business School in 1976. Mr. Abramowitz currently sits on the Board of Directors of EKOS Corporation, OptiScan Biomedical Corporation, MultiPlan Acquisition Holdings, Cerapedics, Inc., Valtech Cardio and Small Bone Innovations, Inc. He previously served as a Director at Option Care, Inc., Sightline Technologies Ltd and Power Medical Interventions, as well as MedPointe and ConnectiCare Holdings, Inc.

There is no family relationship among any of the directors of the Company.

The Board of Directors recommends a vote “FOR” each of the named nominees in Proposal 1.

Former Director and Retiring Directors

Dr. Subhash Kapre.  On March 8, 2010, Dr. Kapre delivered to the Company his resignation as a director of the Company, effective immediately.  Subsequently, pursuant to rights granted under the Securities Purchase Agreement between the Company and the Serum Institute of India, Ltd. (“Serum”) dated March 11, 2010, Serum designated Dr. Kapre to serve as its representative who shall exercise Serum’s Observer Rights to attend the Company’s Board meetings as a non-voting observer.  Dr. Kapre has served as a director since 2007.  Dr. Kapre has been the Executive Director of Serum since 1992.  Serum is a producer of certain vaccines, including the measles and DTP group of vaccines.

Jerry N.  Ellis.  Mr. Ellis has notified us that he does not intend to seek re-election at the annual meeting of shareholders on May 21, 2010.  He will continue serving as a director until that date.  Mr. Ellis has served as a director since 2001.  He was an adjunct professor in the Department of Accounting at The University of Iowa from 2001 to 2006.  Mr. Ellis was a consultant to Arthur Andersen, LLP from 1994 to 2000 and a partner at Arthur Andersen in the Dallas, Madrid and Chicago offices from 1973 to 1994.  Mr. Ellis was a director of Sciele Pharma, Inc. (a distributor of pharmaceuticals formerly known as First Horizon Pharmaceutical Corporation) from October 2000 to October 2008, and is a member of the Board of Trustees of William Penn University in Oskaloosa, Iowa.  Mr. Ellis holds a BBA in Economics and an MBA from the University of Iowa.

Randall J.  Wall.   Mr. Wall has notified us that he does not intend to seek re-election at the annual meeting of shareholders on May 21, 2010.  He will continue serving as a director until that date.  Mr. Wall has served as a director since 2007.  He has served as the Chief Executive Officer and a director of Biomers Products, LLC, a company engaged in the development of novel polymer composite products for biomedical applications, since August 2006.  From September 2004 to September 2005, Mr. Wall was the President and Chief Executive Officer of Genetics & IVF Institute, Inc., a fully integrated, specialized provider of infertility treatment and genetic services.  Before joining Genetics & IVF Institute, Inc., Mr. Wall was the President of RS Enterprises, Inc., a company assisting startup businesses to produce comprehensive business plans, and develop sales, market strategies and financial objectives.  Mr. Wall has 30 years of experience with companies such as Bristol-Myers Squibb Company, International Medications Systems, Limited, Cima Labs, Inc. and Cell Separation Technologies, LLC.

The Company’s Board of Directors consists of nine seats, two of which are currently vacant.  Upon the election of six Directors at our annual meeting of shareholders on May 21, 2010 there will be three vacant seats on the Board.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

PROPOSAL 2.  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board is seeking shareholder ratification of its selection of Ernst & Young LLP (“E&Y”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

We expect representatives of E&Y to be present at the 2010 annual meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders regarding our audit for the year ended December 31, 2009.

On December 5, 2007, we terminated the services of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm, except that BDO completed the audit for the fiscal year ended December 31, 2007.  The decision to dismiss BDO was recommended and approved by our Audit Committee.  The audit reports of BDO on the consolidated financial statements as of December 31, 2007 and for the year then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Also on December 5, 2007, the Audit Committee engaged E&Y as our independent registered public accounting firm for the fiscal year ended December 31, 2008 and renewed the engagement for the year ended December 31, 2009.

Audit Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2009, (ii) the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2009, and (iii) the reviews of our condensed consolidated interim financial statements as of September 30, 2009, June 30, 2009, and March 31, 2009, all of which were included in our Form 10-Qs, were $624,000.

Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2008, (ii) the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2008, and (iii) the reviews of our condensed consolidated interim financial statements as of September 30, 2008, June 30, 2008, and March 31, 2008, all of which were included in our Form 10-Qs, were $805,000.

Audit-Related Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y for assurance and audit-related services for the year ended December 31, 2009 (not already included in the Audit Fees for such year), were $36,000.  Audit related services in 2009 included an audit of our 401(k) employee benefit plan.

Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y for assurance and audit-related services for the year ended December 31, 2008 (not already included in the Audit Fees for such year), were $24,380.  Audit related services in 2008 included an audit of our 401(k) employee benefit plan.

Tax Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2009, were $54,000.

Aggregate fees, including out-of-pocket expenses, for professional services rendered by E&Y in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2008, were $54,000.

All Other Fees

There were no additional fees paid to E&Y during the years ended December 31, 2009 and 2008.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining E&Y’s independence.  At their regularly scheduled and special meetings, the Audit Committee of the Board considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm.  For 2009, the Audit Committee pre-approved all of the audit and non-audit services that were performed by E&Y.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010.

PROPOSAL 3.  APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED
AKORN, INC. 2003 STOCK OPTION PLAN.

The Company’s Board believes that the effective use of stock-based incentive compensation is vital to our ability to attract and retain exceptional executives and employees. Accordingly, the Board is seeking shareholder approval of an amendment (the “Amendment”) to the Akorn, Inc. Amended and Restated 2003 Stock Option Plan (the “Plan”) to permit the Committee, from time to time, in its discretion, to grant to a single Participant in one calendar year, options to acquire more than 500,000 shares of common stock, so long as such grant is approved by the Board.  Absent this Amendment, the Plan in its current form prohibits the grant of more than 500,000 options to a single Participant in any one calendar year, without exception.  If approved, the effect of the Amendment would be retroactive to August 7, 2009.  Based on the recommendation of our Compensation Committee, the Board approved the Amendment on August 7, 2009, subject to shareholder approval at the next annual meeting. Capitalized terms used in this Proposal 3 but not otherwise defined herein have the meanings assigned to them in the Plan.

On August 7, 2009, pursuant to the Compensation Committee’s recommendation, the Board approved a grant to the Company’s Interim Chief Executive Officer, Rajat Rai, of an option to purchase 1.75 million common shares at an exercise price of $1.34 per share, subject to the Plan being amended to permit such grant.  By approving the Amendment, the condition to the option grant to Mr. Rai will be satisfied.

         The Board believes that approving the Amendment is in the best interest of the shareholders and therefore recommends that the shareholders vote “FOR” approval of Proposal 3.

PLAN DESCRIPTION

The following description of the Plan is qualified by reference to the full text thereof. You may obtain a copy of the Plan by accessing the Company’s Definitive Proxy Statement filed with the SEC on July 24, 2009, available at www.sec.gov, or by accessing the Investor Relations section of our website, or by contacting the corporate secretary of the Company.

Proposed Amendment

               Other than proposing to allow the Board, at its discretion, to grant a Participant in one calendar year the option to acquire more than 500,000 shares of common stock, no other changes to the Plan are being proposed.

Eligible Participants

               Any director, employee or consultant (including any prospective director, employee or consultant) of Akorn and any affiliate of Akorn shall be eligible to be designated a participant in the Plan for purposes of receiving awards. However, incentive stock options (“ISOs”) may be granted only to employees.

Plan Administration

               Our Board, or one or more committees appointed by our Board, administers the Plan (in either case, the “administrator”). In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the administrator will consist of two or more “outside directors” within the meaning of Section 162(m). The administrator has the power to determine the terms of the awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award exchange program (whereby awards may be exchanged or cancelled for awards with lower exercise prices or different terms), or a program through which participants may reduce cash compensation payable in exchange for awards. The administrator may also create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our common stock.

Shares Available For Awards

               Subject to adjustment as provided below, the aggregate number of shares of our common stock that may be issued pursuant to awards granted under the Plan is 11,000,000.  As of December 31, 2009, 4,115,353 shares of our common stock were available to be issued under the Plan.  Notwithstanding the foregoing, the maximum number of shares that may be issued pursuant to ISOs granted under the Plan is 300,000, including ISOs that are outstanding or have been exercised. No ISOs have been granted as of the date of this proxy statement, leaving 300,000 available for issuance as of such date.

               If an award expires or is terminated or canceled without having been exercised or settled in full, it is forfeited back to or repurchased by us, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the Plan (unless it has terminated). Shares are not deemed to be issued under the Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is paid for through the tender of shares, or tax withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the Plan.

Awards

               The Plan provides for the grant of options intended to qualify as ISOs under Section 422 of the Code to our and our affiliates’ employees and non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance unit awards, performance share awards and other stock based awards (each, an “award”) to our and our affiliates’ directors, employees and consultants.

               Stock Options. An option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The administrator may grant both ISOs and NSOs under the Plan. Except as otherwise determined by the administrator in an award agreement, the exercise price for options cannot be less than the fair market value (as defined in the Plan) of our common stock on the date of grant. The term of each option will be determined by the administrator; provided that no ISO will be exercisable after the tenth anniversary of the date the option is granted. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date of grant and its term will be five years or less from the date of grant. All options granted under the Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. In any calendar year, no Participant shall be granted options to purchase more than 500,000 shares of Common Stock; provided, however, that effective beginning August 7, 2009, the Compensation Committee may, in their discretion, grant to a Participant of options to acquire more than 500,000 shares of Common Stock in a calendar year, subject to full Board approval of such grant.

               Options shall vest and become exercisable as determined by the administrator. The exercise price will be payable with cash (or its equivalent) or by other methods as permitted by the administrator to the extent permitted by applicable law.

               If a participant’s employment or relationship with us is terminated, the participant (or his or her designated beneficiary or estate representative in the case of death) may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of termination. In the absence of a specified time in the award agreement, the option will remain exercisable for three months following the date of termination, except in the case where termination is as a result of disability or death, in which case the option will remain exercisable for 12 months following the date of termination.

              The administrator may at any time offer to buy out an option previously granted for a payment in cash or shares of our common stock based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.

               Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability. Holders of restricted stock may exercise voting rights with respect to such stock, unless the administrator determines otherwise. During the period of restriction, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such stock unless otherwise provided in the award agreement. If any such dividends or distributions are paid in our shares of common stock, such shares will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid.

               Unrestricted Stock. Subject to the terms of an award agreement, a participant may be awarded (or sold at a discount) shares of our common stock that are not subject to restrictions on transfer, in consideration for past services rendered to us, our affiliates or for other valid consideration.

               Stock Appreciation Rights. A stock appreciation right is the right to receive an amount equal to the appreciation in the fair market value of our common stock between the exercise date and the date of grant, for that number of shares of our common stock with respect to which the stock appreciation right is exercised. We may either pay the appreciation in cash, in shares of our common stock with equivalent value, or in some combination, as determined by the administrator and in conformance with Section 409A of the Code. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights expire under the same rules that apply to stock options. The administrator may at any time offer to buy out for a payment in cash or shares of our common stock a stock appreciation right previously granted based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.

               Performance Units and Performance Shares. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of performance units and performance shares to be paid to the participant. The performance goals may be based upon the achievement of Akorn, divisional or individual goals or objectives, securities laws or any other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date.

               Restricted Stock Units. Restricted stock units are awards of restricted stock, performance shares and/or performance units that are paid out in installments or on a deferred basis as determined by the administrator in its sole discretion in accordance with rules and procedures established by the administrator and in conformance with Section 409A of the Code.

               Other Stock Based Awards. The administrator has the authority to create awards under the Plan in addition to those specifically described in the Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our common stock.

Transferability of Awards
               Generally, unless the administrator determines otherwise, the Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Amendment and Termination of the Plan

               The Board may at any time amend, alter, suspend or terminate the Plan. Unless sooner terminated, the Plan shall terminate on November 6, 2013, the date that is 10 years from the date the Plan was originally adopted by the Board.

Effectiveness

               The proposed amendment will become effective upon approval of our shareholders.

Liquidation or Dissolution of Akorn

               In the event of the proposed dissolution or liquidation of Akorn, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for a participant to have the right to exercise his or her award, to the extent applicable, until 10 days prior to such transaction as to all of the stock covered thereby, including shares of our common stock as to which such award would not otherwise be exercisable. In addition, the administrator may provide that any Akorn repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.

Change in Control

               Generally, in the event Akorn experiences a “change in control,” as that term is defined in the Plan, it is anticipated that awards will be assumed by the successor corporation or that the successor corporation will substitute an equivalent award in its place. However, if the successor corporation refuses to assume or substitute the outstanding award, then the administrator may provide that the vesting of any award shall accelerate 100%. If accelerated, the administrator shall give the recipient 15 days notice from which to exercise the vested awards. At the end of such 15-day period, the awards shall terminate if they are not exercised.

Federal Income Tax Consequences

To the Optionees or Recipients.

               NSOs. An optionee generally will not recognize any income for federal income tax purposes on the grant of an NSO. Upon the exercise of an NSO, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of our common stock on the date of exercise and the exercise price. This compensation is subject to withholding taxes. An optionee will recognize gain or loss on the sale or exchange of stock acquired pursuant to an exercise of an NSO. Such gain or loss will be equal to the difference between the optionee’s adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange. The gain may be subject to preferential tax treatment if the stock has been held for more than one year.

               ISOs. An optionee will not recognize any income for federal income tax purposes on the grant of an ISO. Upon the exercise of an ISO, tax is deferred until the underlying stock is sold (though the spread at exercise may be a tax preference for purposes of the Alternative Minimum Tax). When sold, the ISO is taxed at the capital gains rate on the full amount of appreciation for the sales proceeds over the option cost, provided the employee has satisfied the holding period prescribed for ISOs — the longer of two (2) years from the date of grant or one (1) year from the date of exercise. If the ISO stock is sold within the holding period, the option is taxed as an NSO.

               Restricted Stock. Generally, a recipient recognizes no income from the grant of a restricted stock award until the grant is no longer subject to a substantial risk of forfeiture. Upon the lapse of a substantial risk of forfeiture (i.e., the restricted stock becomes vested), the recipient has taxable income equal to the excess of the fair market value of the restricted stock over the amount paid. Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the restricted stock has been held for more than one year.

               Unrestricted Stock. Unrestricted stock generally has the same tax consequences as restricted stock.

              Stock Appreciation Rights. A recipient of a stock appreciation right will generally recognize ordinary income for federal income tax purposes, the timing of which depends on the terms of the underlying award agreement and Section 409A of the Code.

               Performance Units and Performance Shares. A recipient of a performance unit/share generally recognizes no income until the performance objectives are satisfied. If the payout is in stock, the recipient has taxable income equal to the excess of the fair market value of the stock over the amount paid. Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the stock has been held for more than one year. If the payout is in cash, the recipient has ordinary income equal to the amount of cash received.

               Restricted Stock Units. Restricted stock units must comply with Section 409A of the Code, and will be taxed in accordance with the terms of its underlying award agreement.

               Other Stock Based Awards. The taxation of other stock based awards depends on the nature of the award.

To Akorn.

          With the exception of ISO awards, we generally are entitled to a business expense deduction at the time and in the amount that the optionee/recipient recognizes ordinary income in connection with the grant or exercise of the award. As to grants of ISOs, we generally receive no deduction associated with such grant except when the recipient has a disqualifying disposition. Upon a disqualifying disposition, the option loses its ISO status, converts to a NSO, and is taxed accordingly.

II. CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors

The age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our nominees and current directors, as applicable, as of April 18, 2010 are included in this proxy statement under the heading “PROPOSAL 1.  ELECTION OF DIRECTORS” above and are incorporated herein by reference.

Independence of the Board of Directors

Our common stock is traded on The NASDAQ Stock Market LLC (“NASDAQ”).  The Board has determined that a majority of the members of, and nominees to, the Board qualify as “independent,” as defined by the listing standards of NASDAQ.  Consistent with these considerations, after review of all relevant transactions and relationships between each director and nominee, or any of his or her family members, and Akorn, its senior management and its independent auditors, the Board has determined further that all of our directors and nominees are independent under the listing standards of NASDAQ, except for Dr. Kapoor and Mr. Tambi.  In making this determination, the Board considered that there were no new transactions or relationships between its current independent directors and Akorn, its senior management and its independent auditors since last making this determination.

Leadership Roles

Our bylaws do not require that the positions of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) be separate.  Our bylaws allow for the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time.  Further, the Board does not have a policy relating to the separation of the offices of Chairman of the Board and CEO.  Our offices of Chairman of the Board and CEO have been separate since 2002, when our Chairman, John Kapoor last served as both Chairman of the Board and CEO.  Currently, with the separation of the positions, the Chairman of the Board oversees strategic planning for the Company, and the CEO oversees the day-to-day planning, execution and operational matters. The Board believes that the separation of the two roles provides a balance of these important responsibilities and best suits the skills of Mr. Kapoor and Mr. Rai.  However, the Board believes that retaining the flexibility to unify the two roles is beneficial to Akorn and, as such, the Board intends to continue to exercise its discretion in combining or separating these positions depending on the particular circumstances and needs of the Company at any time.

Risk Management

With respect to the subject of risk, we accept the premise that with innovation and progress we must also confront various risks. We also recognize that risk can be predicted, evaluated, avoided and/or managed.  Further, the Board acknowledges that inappropriate risk avoidance and management could damage Company assets as well as stockholder value. Given these principles, senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management and compliance programs and policies.  We have developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board providing guidance in these areas.

Executive Sessions of Independent Directors

Our independent directors meet periodically in executive sessions when only independent directors are present.  Persons interested in communicating with the independent directors may address correspondence to a particular director, or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Board Meetings

During the year ended December 31, 2009, our Board held 12 meetings.  All of the directors who served on the Board for the entire year, with the exception of Dr. Kapre, attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they serve.  Messrs. Tambi, Meyer and Weinstein, who joined the Board during 2009, attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they served during the period between the date they joined the Board and December 31, 2009.  All members of the Board at the time of the 2009 annual meeting attended the 2009 annual meeting.

Committees of the Board

The Board has three committees: an audit committee established in accordance with Section 3(a)(58)(A)) of the Exchange Act (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), with the members of each committee indicated below.

●	The Audit Committee consists of Mr. Ellis (Chair), Mr. Johnson, Mr. Meyer, and Mr. Weinstein.
●	The Compensation Committee consists of Mr. Johnson (Chair), Mr. Ellis, Mr. Weinstein, and Mr. Wall.
●	The Nominating and Corporate Governance Committee consists of Mr. Wall (Chair), Mr. Ellis, Mr. Johnson, and Mr. Meyer.

The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process and audits of our financial statements.  For this purpose, the Audit Committee performs several functions.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Akorn regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves all related person transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.  The Audit Committee met four times during the 2009 fiscal year.  A current copy of the Audit Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

The Board has reviewed NASDAQ’s definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent under the listing standards of NASDAQ.  The Board has determined that Mr. Ellis qualifies as an “audit committee financial expert,” as defined in applicable Securities Exchange Commission (“SEC”) rules.  The Board made a qualitative assessment of Mr. Ellis’ level of knowledge and experience based on a number of factors, including his formal education, his experience as a partner with Arthur Andersen LLP, and his experience as a director of Sciele Pharma, Inc. (a distributor of pharmaceuticals formerly known as First Horizon Pharmaceutical Corporation).  Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Ellis experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Ellis any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of our Audit Committee or the Board.

Compensation Committee

The Compensation Committee, which met seven times during the 2009 fiscal year, reviews and approves the overall compensation strategy and policies for Akorn.  The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our executive officers; and administers equity awards and stock purchase plans.  Each member of the Compensation Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ.  A current copy of the Compensation Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board.  A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).  Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ.  The Nominating and Corporate Governance Committee met two times during the 2009 fiscal year.

  The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Akorn, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders.  However, the Board retains the right to modify these qualifications from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Akorn and the long-term interests of shareholders.  In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and Akorn, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to Akorn during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence.  In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and NASDAQ rules.

Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience.  Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

In order to find a Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.  To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a director nominee from a shareholder or shareholders.  Upon the election of six candidates at our annual meeting of shareholders on May 21, 2010, the Board will have three vacancies, one of which is reserved for a nominee to be named by our Chairman, Dr. John Kapoor, in accordance with terms of a Modification, Warrant and Investor Rights Agreement entered into on April 13, 2009 between the Company and EJ Funds, LP, a company controlled by our Chairman.

Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received 120 days in advance of the annual meeting, addressed to the Nominating and Corporate Governance Committee, in care of Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.  Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act.  The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee.

Board Member Qualifications

John N.  Kapoor, Ph.D.

The Nominating and Corporate Governance Committee has nominated Mr. Kapoor to serve on the Board because of his business leadership and industry experience as Chief Executive Officer of health care and pharmaceutical companies and the President of EJ Financial Enterprises, Inc.

In addition, Mr. Kapoor’s outside board experience with NeoPharm, Inc. and Introgen Therapeutics, Inc. and as former chairman of the board of directors of Option Care, Inc. provides him with valuable perspective for guiding us.

Ronald M.  Johnson.

The Nominating and Corporate Governance Committee has nominated Mr. Johnson to serve on the Board because of his business leadership, FDA consultation and industry experience as Executive Vice President of The Lewin Group, thirty years employment experience with the FDA, primarily in the compliance and enforcement areas, and current experience providing consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet FDA regulatory requirements.

Brian Tambi.

The Nominating and Corporate Governance Committee has nominated Mr. Tambi to serve on the Board because of his business leadership, FDA and industry experience as the Chairman of the Board, President & CEO of BrianT Laboratories, former Chairman of the Board, President & CEO of Morton Grove Pharmaceuticals, Inc., member of the Board of Directors of Insys Therapeutics, and his executive management experience with companies such as IVAX Corporation, Fujisawa Pharmaceutical Company USA, LyphoMed Inc., and Bristol-Myers International Group.

Steven J. Meyer.

The Nominating and Corporate Governance Committee has nominated Mr. Meyer to serve on the Board because of his business leadership and industry experience as the Chief Financial Officer of JVM Realty, experience as the Corporate Treasurer and International Controller and VP of Global Operations at Baxter International, Inc., and membership on the Board of Directors of Insys Therapeutics.

Alan Weinstein.

The Nominating and Corporate Governance Committee has nominated Mr. Weinstein to serve on the Board because of his business leadership and industry experience as a consultant to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing organizations; as the Founder and President of Premier, Inc.

Additionally, Mr. Weinstein’s experience as a member of the Board of Directors of American DG Energy, SterilMed, Precyse Solutions, SutureExpress and MedMarketplace.com is important to us.

Kenneth S. Abramowitz.

The Nominating and Corporate Governance Committee has nominated Mr. Abramowitz to serve on the Board because of his business leadership and industry experience currently as a co-founder and Managing General Partner of NGN Capital and previously as Managing Director at The Carlyle Group in New York, and as an Analyst at Sanford C. Bernstein & Company.

In addition, Mr. Abramowitz’s outside board experience as a member of the Board of Directors of EKOS Corporation, OptiScan Biomedical Corporation, MultiPlan Acquisition Holdings, Cerapedics, Inc., Valtech Cardio and Small Bone Innovations, Inc. and previous service on the boards of Option Care, Inc., Sightline Technologies Ltd and Power Medical Interventions, as well as MedPointe and ConnectiCare Holdings, Inc. provides him with valuable perspective for guiding us.

Communications with the Board

Historically, we have not adopted a formal process for shareholder communications with the Board.  Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner.  We believe our responsiveness to shareholder communications to the Board has been excellent.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Akorn’s financial reporting process on behalf of the Board.  As part of this oversight function, the Audit Committee oversees Akorn’s compliance with legal and regulatory compliance and monitors Akorn’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management of Akorn and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and discussed the audited financial statements with management.  Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee has also reviewed the certifications of the executive officers of Akorn attached as exhibits to Akorn’s Annual Report on Form 10-K for the 2009 fiscal year as well as all reports issued by Akorn’s independent auditor related to its audit of Akorn’s financial statements for the 2009 fiscal year and the effectiveness of Akorn’s internal control over financial reporting.

The audit committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

This report is submitted by the Audit Committee, consisting of:
Jerry N.  Ellis, Chair
Ronald M.  Johnson
Steven J. Meyer
Alan Weinstein

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Either the Audit Committee or the Board approves all related party transactions.  The procedure for the review, approval or ratification for a related party transaction involves discussing the transaction with management, discussing the transaction with the external auditors, reviewing financial statements and related disclosures.  In addition, the Board and the Audit Committee review the details of major deals and transactions to ensure that they do not involve related-party transactions.  Members of management have been informed and understand that they are to bring related party transactions to the Audit Committee or the Board for approval.  These policies and procedures are evidenced in the Audit Committee Charter and the Code of Ethics.

Certain Transactions

John N. Kapoor, Ph.D., our Chairman of the Board and a shareholder, is the President of EJ Financial Enterprises, Inc., a health care consulting investment company (“EJ Financial”).  EJ Financial is involved in the management of health care companies in various fields and Dr. Kapoor is involved in various capacities with the management and operation of these companies.  The Kapoor Trust, the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies.  Although these companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business.  Discoveries made by, or other activities of one or more of these companies could render our products less competitive or obsolete.

On July 28, 2008, we borrowed $5,000,000 from the Kapoor Trust, and issued a subordinated promissory note in the principal amount of $5,000,000 (the “Subordinated Note”).  The Subordinated Note accrued interest at a rate of 15% per year and was due and payable on July 28, 2009. On August 17, 2009, the Subordinated Note was refinanced for an additional five years, the new due date being August 17, 2014.  In addition to the term extension, the principal amount was increased to $5,853,267 to include accrued interest through August 16, 2009, and the Company issued 2,099,935 warrants to the Kapoor Trust to purchase the Company’s common stock at an exercise price of $1.16 per share, the closing price of the Company’s stock at August 14, 2009.

On January 7, 2009, the Company entered into a Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation (“GE Capital”) as agent for several financial institutions (the “Lenders”).  On March 31, 2009, the Company consented to an Assignment Agreement between GE Capital and EJ Funds which transferred to EJ Funds all of GE Capital’s rights and obligations under its existing $25,000,000 GE Credit Agreement.  Subsequent to signing the Assignment Agreement, on April 13, 2009 the Company entered into a Modification, Warrant and Investor Rights Agreement with EJ Funds that, among other things (i) reduced the revolving loan commitment under the Credit Agreement to $5,650,000, (ii) set the interest rate for all amounts outstanding under the Credit Agreement to 10% per annum with interest payments due monthly, (iii) granted EJ Funds the right to require the Company to nominate two directors to serve on its Board of Directors, and (iv) granted EJ Funds a warrant to purchase 1,939,639 shares of the Company’s common stock at an exercise price of $1.11 per share, subject to certain adjustments (the “Modification Warrant”).  On August 19, 2009, the Company and EJ Funds agreed to an amendment increasing the loan commitment to $10,000,000 and waiving the Company’s requirement to comply with debt covenants until April 1, 2010.  In exchange, the Company issued to EJ Funds 1,650,806 warrants to purchase its common stock at an exercise price of $1.16, the closing price of the Company’s stock on August 14, 2009.

On April 15, 2009, we also entered into a Reimbursement and Warrant Agreement (the “Reimbursement Agreement”) with EJ Funds and the Kapoor Trust, pursuant to which the Kapoor Trust agreed to provide the a Letter of Credit (the “L/C”) as security for our payment obligations to MBL under the MBL Letter Agreement and the MBL Settlement Agreement. Simultaneous with the delivery of the Reimbursement Agreement, the L/C was issued by the Bank of America in favor of MBL. The Reimbursement Agreement provides, among other things, that we will reimburse the Kapoor Trust for any draws by MBL under the L/C through the mechanism of causing the amount of the draws to become term indebtedness payable to the Kapoor Trust on the same terms as the revolving debt under the Credit Agreement. All of our obligations under the Reimbursement Agreement will also be considered secured obligations under the Credit Agreement.  Pursuant to the Reimbursement Agreement, we also issued a warrant to the Kapoor Trust (the “Reimbursement Warrant”) to purchase 1,501,933 shares of our common stock at an exercise price of $1.11 per share, subject to certain adjustments. The Reimbursement Warrant expires five years from the date of issuance and is exercisable upon payment of the exercise price in cash or by means of a cashless exercise yielding a net share figure. In addition, the Reimbursement Agreement provides that if funds are drawn against the L/C, we must issue the Kapoor Trust additional warrants, at that same price of $1.11 per share, to purchase 200,258 shares of our common stock per $1,000,000 drawn on the L/C. The estimated fair value of the Reimbursement Warrant, using a Black-Scholes valuation model, is $1,877,000 at December 31, 2009.

The shares of our common stock issuable upon exercise of the Modification Warrant and the Reimbursement Warrant, along with those other warrants that may be issued under the Modification Agreement and Reimbursement Agreement and other shares of common stock held by EJ Funds, the Kapoor Trust and their affiliates, are subject to registration rights as set forth in the Modification Agreement. Under the Modification Agreement, we agreed to file a registration statement with the SEC within 75 days of the date of the Modification Agreement. We also agreed to continue the effectiveness of the registration statement until the earliest of the dates (i) all securities registrable thereunder have been sold, (ii) all such registrable securities may be sold in a single transaction by their holders to the public under Rule 144 under the Securities Act, and (iii) no shares of our common stock registered under the registration statement qualify as “registrable securities” thereunder.

On March 3, 2010, we entered into an 8-year sub-lease agreement with EJ Financial for their sub-lease of a portion of our corporate offices in Lake Forest, Illinois.  This sub-lease commenced on April 1, 2010.  Under the terms of the sub-lease agreement, EJ Financial will pay base monthly rent plus a proportionate share of common area maintenance costs. The total base rent payable to us during the life of this sub-lease will be approximately $592,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and on written representations from our officers, directors, and any person whom we understand owns more than 10% of our common stock, we found that during 2009, all such transactions have been reported to the SEC.

CODE OF ETHICS

Our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions.  We will satisfy any disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K.  A copy of the Code of Ethics can be obtained at our website.  Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).  In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.

Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act.  The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation.  This policy was distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

III.  SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2010, the following persons were directors, nominees, executive officers whose individual total annual salary and bonus for fiscal year 2009 exceeded $100,000 (each a “Named Executive Officer”), or others with beneficial ownership of 5% or more of our common stock.  The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed.  Unless otherwise noted the address of each of the following persons is 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Beneficial Ownership of Holders of 5% or more of our Common Stock:

Beneficial Owner	Shares Beneficially Owned		Percent of Class
John N. Kapoor, Ph.D.	35,996,465	(1)	36.18%

Gruber and McBaine Capital Management, LLC 50 Osgood Place, Penthouse San Francisco, CA 94133	7,529,727	(2)	8.16%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,367,835	(3)	7.98%

(1)
The shares beneficially owned by our Chairman, Dr. Kapoor, include shares to which beneficial ownership may be acquired within 60 days of March 31, 2010 by the exercise of option and warrants.  (For full description of the shares beneficially owned by Dr. Kapoor, see Note (2) to the table below.)

(2)
The stock ownership listed for Gruber and McBaine Capital Management, LLC is as of December 31, 2009 per a Schedule 13G filed with the SEC on January 26,2010 and includes shares owned directly by Jon D. Gruber and J. Patterson McBaine, in addition to shares owned by Gruber and McBaine Capital Management, LLC.  Jon D. Gruber holds sole voting and dispositive power over 1,372,245 shares.  J. Patterson McBaine holds sole voting and dispositive power over 1,354,585 shares.  Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold collectively share voting and dispositive power over 4,802,897 shares.

(3)	Stock ownership of BlackRock, Inc. is as of December 31, 2009 per a Schedule 13G filed with the SEC on January 29, 2010. BlackRock, Inc. holds sole voting and dispositive power over their shares.

Beneficial Ownership of Directors, Nominees and Named Executive Officers:

Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Directors and Nominees
John N. Kapoor, Ph.D.	35,996,465	(2)	36.18%
Jerry N. Ellis	130,333	(3)	0.14%
Ronald M. Johnson	98,333	(3)	0.11%
Randall J. Wall	52,200	(4)	0.06%
Brian Tambi	30,000	(5)	0.03%
Steven J. Meyer	30,000	(5)	0.03%
Alan Weinstein	50,000	(5)	0.05%
Kenneth S. Abramowitz	1,000		0.00%
Named Executive Officers
Raj Rai	500,000	(6)	0.54%
Timothy A. Dick	12,989		0.01%
Joseph Bonaccorsi	32,893		0.04%
John R. Sabat	112,880		0.12%
Mark M. Silverberg	72,889	(7)	0.08%
Directors and officers as a group (12 persons)	37,119,982		37.02%

(1)
Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 31, 2010 by the exercise of options, warrants or other convertible securities.  Unless otherwise specified in the footnotes that follow, the indicated person has sole voting power and sole investment power with respect to the shares.

(2)
Includes (i) 25,133,896 shares of common stock owned by the Kapoor Trust, of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 491,173 shares of common stock owned directly by Dr. Kapoor, (iii) 3,045,644 shares owned by EJ Financial / Akorn Management L.P., of which Dr. Kapoor is the managing general partner, (iv) 133,439 shares of common stock owned by several trusts, the trustee of which is an employee of EJ Financial Enterprises Inc., a company for which Dr. Kapoor serves as President, and the beneficiaries of which are Dr. Kapoor’s children, (v) 3,590,445 shares of common stock issuable upon exercise of warrants issued to the EJ Funds LP, and (vi) 3,601,868 shares of common stock issuable upon the exercise of warrants held by the Kapoor Trust.  Additional warrants may become issuable to EJ Funds pursuant to the Modification Agreement and to the Kapoor Trust pursuant to the Reimbursement Agreement (see “Certain Transactions” below).  Dr. Kapoor holds sole voting and dispositive power over 29,360,376 beneficially-owned shares and holds shared voting and dispositive power over 6,636,089 beneficially owned shares, which includes the 3,045,644 shares owned by EJ Financial / Akorn Management L.P and the 3,590,445 shares of common stock issuable upon exercise of warrants issued to the EJ Funds LP.

(3)
Includes (i) 43,333 shares of common stock issuable upon exercise of options and (ii) 17,500 shares of restricted common stock of which 2,500 shares will vest on January 1, 2011, and 5,000 will vest on each of August 7, 2010, 2011 and 2012.

(4)
Includes (i) 20,000 shares of common stock issuable upon exercise of options and (ii) 17,500 shares of restricted common stock of which 2,500 shares will vest on January 1, 2011, and 5,000 will vest on each of August 7, 2010, 2011 and 2012.

(5)
Includes (i) 20,000 shares of common stock issuable upon exercise of stock options and (ii) 7,500 shares of restricted common stock of which 2,500 shares will vest on each of August 7, 2010, 2011 and 2012.

(6)
Shares beneficially owned by Mr. Rai includes only shares of common stock issuable upon the exercise of stock options.  Mr. Rai’s beneficial ownership includes 250,000 options that were issued subject to shareholder approval of Proposal 3 in this proxy.

(7)	Includes 44,166 shares of common stock issuable upon the exercise of stock options.

EQUITY COMPENSATION PLANS

Equity Compensation Plans

Under the Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “2003 Plan”), options have been granted to employees and directors and remain outstanding as of December 31, 2009.  The aggregate number of shares of our common stock that may be issued pursuant to awards granted under the 2003 Plan is 11,000,000. Options granted under the 2003 Plan have exercise prices equivalent to the market value of our common stock on the date of grant and generally vest over a period of three years and expire within a period of five years.

The Akorn, Inc. Employee Stock Purchase Plan (the “ESPP”) permits eligible employees to acquire shares of our common stock through payroll deductions in whole percentages from 1% to 15% of base wages, at a 15% discount from the market price of our common stock, subject to an annual maximum purchase of $25,000 in market value of common stock.  A maximum of 2,000,000 shares of our common stock may be issued under the terms of the ESPP.  Shares issued under the ESPP cannot be sold until ninety days after the purchase date.  We do not have any equity compensation plans that have not been approved by our shareholders.

Summary Table.  The following table sets forth certain information as of December 31, 2009, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders:	5,157,068	$1.49	5,094,623
Equity Compensation plans not approved by security holders:	- ______________	- ______________	- ______________

Total	5,157,068(1)	$1.49	5,094,623(2)

(1)
Includes 1,750,000 options granted to our interim CEO, Rajat Rai, subject to shareholder approval of an amendment to our Amended and Restated Akorn, Inc. 2003 Stock Option Plan.  (See Proposal 3 on page 10.)

(2)	Includes 4,115,353 shares of common stock available under the 2003 Plan and 979,270 shares of common stock available under the ESPP.

IV.  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table identifies our current executive officers, the positions they hold, and the year in which they became an officer, as of March 31, 2010.  Our officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Position	Age	Year Became Officer

Raj Rai	Interim Chief Executive Officer “CEO”	43	2009
Timothy A. Dick	Chief Financial Officer, “CFO”	40	2009
Joseph Bonaccorsi	Senior Vice President, General Counsel, and Secretary	45	2009
John R. Sabat	Senior Vice President, National Accounts and Trade Relations	60	2004
Mark M. Silverberg	Executive Vice President, Operations, Global Quality Assurance and Regulatory Affairs	56	2006

Raj Rai.  Mr. Rai was appointed Interim Chief Executive Officer in June 2009.  He had been appointed Strategic Consultant to the Special Committee of the Board of Directors in February 2009, following the departure of Arthur Przybyl, our former President and Chief Executive Officer.  Most recently, he was the President and CEO of Option Care, Inc., a leading provider of home infusion pharmacy and specialty pharmacy services, which was acquired by Walgreen Co. in July 2007.  Mr. Rai currently serves on the board of directors of SeQual Technologies Inc., a leading manufacturer of portable oxygen concentrators.

On June 8, 2009, the Company entered into a six-month Executive Consulting Agreement with Mr. Rai.  Under the agreement, Mr. Rai received $17,948.72 per month and 250,000 stock options under the Company’s stock option plan.  Mr. Rai was also entitled to a one time cash payment of $200,000 within forty-five days of December 7, 2009 and reimbursement for reasonable and necessary business expenses.  On December 22, 2009, the Company and Mr. Rai entered into an amendment to the Executive Consulting Agreement extending its term for an additional year from December 8, 2009 to December 7, 2010.  Upon the execution of this amendment, the monthly consulting fee payable to Mr. Rai increased to $33,333 per month.  The Company can terminate the agreement for good cause, as defined in the agreement.  The agreement also contains confidentiality, non-competition, non-solicitation and indemnification obligations.

             Timothy A. Dick   Mr. Dick was appointed Chief Financial Officer in June 2009. Most recently, he was Vice President, Operations Improvement & Analysis of Option Care, Inc., a division of Walgreen Co. Mr. Dick has previously held various leadership positions in the areas of financial planning, analysis, and acquisitions at Option Care, Inc.  Prior to joining Option Care, Inc. in September 2001, Mr. Dick held various management positions in finance and acquisitions with both Johnson & Johnson and Peace Health, a Seattle-based regional health care system.

On June 8, 2009, we entered into employment agreements with Mr. Dick, including an offer letter and related employee agreement.  Mr. Dick will receive an annual salary of $235,000 and was granted an option to purchase 350,000 shares of our common stock. Mr. Dick is also entitled to participate in our various benefit plans, including our bonus plan, and will be eligible to receive nine months severance pay if he is terminated without cause or upon a change of control. His employment arrangement also contains confidentiality, non-competition and non-solicitation obligations.

              Joseph Bonaccorsi  Mr. Bonaccorsi joined Akorn from Walgreen Co., where he served as Senior Vice President Mergers & Acquisition and Counsel for the Walgreens-Option Care Home Care division. Mr. Bonaccorsi joined Option Care, Inc in 2002, where he served as Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer through 2007. Prior to joining Option Care, Inc., he was in private law practice in Chicago, Illinois.  He received his BS degree from Northwestern University in 1986 and his JD from Loyola University School of Law, Chicago in 1989.

John R. Sabat.  Mr. Sabat assumed the position of Senior Vice President, National Accounts and Trade Relations in June 2009, after serving as Senior Vice President Sales, Marketing and National Accounts since February 2009.  He had served as our Senior Vice President, National Accounts since October 2004.  He joined us in June 2003 as Vice President, National Accounts.  Prior to joining us, he served as Vice President, Sales and Marketing with Major Pharmaceuticals, a division of Apotex, Inc., and a manufacturer and worldwide distributor of proprietary, multi-source prescription and over-the-counter pharmaceuticals.

Mark M. Silverberg.  Mr. Silverberg was appointed as our Executive Vice President, Operations, Global Quality Assurance, and Technical Services in May 2009, after serving as Senior Vice President, Global Quality Assurance since May 2006.  He joined us in April 2005 as Vice President, Global Compliance.  Prior to joining us, Mr. Silverberg served as Director of Division Quality for the Diagnostics Division of Abbott Laboratories.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis addresses the objectives, principles and features of our executive compensation programs, as well as a summary of compensation decisions we made for our executive officers and other senior leaders.

Compensation Philosophy and Objectives.

We are an entrepreneurial specialty pharmaceutical company operating in an extremely competitive environment that requires our business and compensation philosophy to be flexible and adaptive. With respect to our CEO, CFO, and our three other most highly compensated executive officers (the “Named Executive Officers”), this philosophy has evolved over a number of years as our operations, business and finances have developed and changed.

The Compensation Committee has maintained a structured approach to compensation for our Named Executive Officers. With the periodic assistance of executive compensation consultants, the Committee has focused on identifying the appropriate mix and alignment of compensation in order to further our strategic objectives and the interests of our shareholders.

Since 2005, we instituted formal management-by-objectives (MBO) annual performance awards for all of our Named Executive Officers, while retaining the flexibility to reward achievements going beyond specific pre-identified objectives based on unforeseen circumstances.

In 2008 and 2009, the Compensation Committee worked with an executive compensation consultant, Watson Wyatt, to review our compensation practices for the Named Executive Officers.  The Compensation Committee, through an interview process of other compensation consultants, selected Watson Wyatt.  This consultant determined, as had the earlier ones, that our cash compensation packages, inclusive of base salaries and annual bonuses, were below median for our peers in the market place and that a long term equity incentive program should be implemented.  Watson Wyatt provided periodic reports to the Compensation Committee as well as to our Board.  The Board and the Compensation Committee had discussions regarding the consultant’s development of a framework for the long-term incentive program which would provide equity awards under the 2003 Plan to the Named Executive Officers and certain other officers based on the attainment of company and individual objectives over rolling three-year periods.  Watson Wyatt was also engaged to develop a retention program for our senior managers.  In 2009, the Compensation Committee decided to postpone further decisions regarding the long-term incentive and other potential retention programs until a complete financial review of the Company has been completed.  In the past, when consultants have recommended longer-term programs, the Board has used the recommendations as a framework for making compensation incentive awards, but has not adopted a formal plan of any kind.  This approach has allowed the Company to remain flexible and entrepreneurial.

We seek to attract and retain results-oriented executives who can lead the company to sustained growth and profitability. Our overall compensation packages to our Named Executive Officers reward them for attaining our corporate financial and growth objectives and incent them to maintain and expand our prospects for new product development and earnings growth. At the same time, we provide balanced and attractive benefits that provide security for the Named Executive Officers and their families.

The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent.  Specifically, the Compensation Committee’s objective is the establishment of executive compensation strategies that:

●	Assure executive compensation is based upon performance in the achievement of pre-determined financial and business objectives,

●	Provide equity-based compensation incentives to align the financial interests of executive officers with those of shareholders, and

●	Provide incentives that promote executive retention.

Our Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management.  From time to time the Compensation Committee retains outside advisors chosen by the Compensation Committee, and works with management and such advisors and receives and reviews their recommendations regarding executive compensation as it deems appropriate.  However, the Compensation Committee often seeks the input of other Board members, including Dr. Kapoor, who has deep experience in ownership and management of pharmaceutical companies.

The Compensation Committee annually establishes Named Executive Officer base salaries, fixes annual incentive compensation pay for performance objectives based on both individual and company goals, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Compensation Committee deems appropriate, and considers awards of long-term equity compensation.

With respect to CEO and CFO compensation, we evaluate the compensation mix provided by our peers, as well as the other factors set forth in the Compensation Committee’s charter, although we are not contemplating any changes in the compensation of our current Interim CEO at this time.  Because of our unique specialty pharmaceutical business plan and the lack of a single direct competitor across all market segments, it is difficult to formulate a peer group.  Many companies included in any peer group will include companies both significantly larger and somewhat smaller than us.  Nonetheless, in structuring the 2008 and 2009 compensation for our CFOs and our Interim CEO, the Compensation Committee relied upon information regarding practices at the following companies:  Abgenix, Adolor, Alpharma, APP Pharmaceuticals, Inc. (formerly American Pharmaceutical Partners), Bausch & Lomb, Conceptus, CV Therapeutics, Gene Logic, Hospira, I-Flow, ISTA Pharmaceuticals, KV Pharmaceutical Company, Meridian Bioscience, Neogen, Neurogen, Noven Pharmaceuticals, OraSure Technologies, Orchid Cellmark and Theragenics.

In reviewing compensation practices with respect to compensation for the Named Executive Officers, with the assistance of the executive compensation consultant retained in 2008 and 2009, the list of competitors was revised and updated to include firms such as Auxilium Pharmaceuticals Inc., Bradley Pharmaceuticals Inc., Caraco Pharmaceutical, Conceptus Inc., Medicines Co., Sciele Pharma, Inc. and ViroPharma Inc.

Components of Compensation.  The following are the key components of compensation for our Named Executive Officers.  Overall, these components are designed to provide the types of incentives to our employees required for an entrepreneurial growth company like us:

●	Base Salary,

●	Performance-Based Annual Bonus,

●
Long-Term Incentive Compensation, including periodic grants of long-term stock-based compensation, such as stock options, restricted stock units, performance shares and/or restricted stock, which may be subject to performance-based and/or time-based vesting requirements, and

●	Benefits.

Base Salary.  In setting the CEO and CFO’s base salaries, we attempt to be competitive based on analysis of peer group and other information.  In January 2009, our former CEO’s salary was set at $477,000.  As of June 8, 2009, we signed a six-month Executive Consulting Agreement with our Interim CEO which set forth his monthly consulting fees of $17,949, plus a $200,000 balloon payment at the end.  The Executive Consulting Agreement was subsequently amended to extend its term for an additional year and set the new consulting fee rate to $33,333 per month, equating to $400,000 per year.  Our previous CFO’s salary was set at $298,000.  Our current CFO’s base salary was set at $235,000 upon his appointment to this position in June 2009.

In setting the base salaries of our Named Executive Officers other than the CEO and CFO, we look primarily to research conducted by our Human Resources Department (“HR”) and, as discussed, our retained executive compensation consultant.  Part of the job of HR, on a company-wide basis, is to evaluate compensation levels and composition and fashion competitive pay packages.  HR also works closely with the Compensation Committee and the Interim CEO in planning for recruitment and retention of employees.  Based on HR’s research and the recommendations of the CEO, we fix these salaries at rates that we believe are generally competitive, but are not at the high-end of our competition.

On the recommendation of our former CEO, we did not increase the salaries of any of our Named Executive Officers for 2008 due to our financial performance in 2007. In January 2009, although our financial performance in 2008 did not fully meet expectations, given the base salary freeze the year before, for retention purposes we awarded base salary increases of 8.5% to each of the other Named Executive Officers.

Performance-Based Annual Bonus.

In 2007, we structured specific annual incentive compensation pay based upon performance objectives for both our CEO and CFO.  After the Board reviewed the strategic plan and budget for the year, the Compensation Committee set annual incentive compensation targets designed to induce achievement of that plan and budget.  We set objectives for our CEO and CFO that could have resulted in the CEO and CFO receiving bonuses of 75% and 45% of their respective base compensation if all objectives were fully achieved, with additional 25% and 15% opportunities for “stretch” bonuses, respectively.  The CEO’s employment agreement provided for annual bonus opportunities equal to at least 75% of his base salary, with “stretch” bonus opportunities for an additional 25%.  Also, in 2007, we approved specific objectives and target percentages of compensation for the Named Executive Officers other than the CEO and CFO, based on the CEO’s recommendation and our review of the appropriate objectives for these individuals.

Pursuant to our 2007 annual MBO program for our former CEO, Mr. Przybyl was eligible to receive a one-time cash bonus equal to the sum of up to $330,000, which equals 75% of his annual base compensation, if he achieved all of the performance measurements described below.  In addition, he was eligible to receive up to $110,000 (stretch bonus), which equals 25% of his annual base compensation, if all of the performance measurements were met and the EBITDA (earnings before interest, taxes, depreciation and amortization) measurement was overachieved by specified amounts.  Mr. Przybyl’s performance measurements included achieving specific objectives for (i) sales, (ii) earnings per share, (iii) EBITDA, (iv) our first vaccine product, (v) Vancomycin oral capsule product, (vi) a completed specific type of capital offering, and (vii) resolution of the FDA warning letter with respect to our Decatur manufacturing facility.

Pursuant to our 2007 annual MBO program for Mr. Whitnell, he was eligible to receive a one-time cash bonus equal to the sum of up to $123,750, which equals 45% of his annual base compensation, if he achieved all of the performance measurements.  In addition, he was eligible to receive up to $41,250, which equals 15% of his annual base compensation, if all of the performance measurements were met and the EBITDA measurement was overachieved by specified amounts.  Mr. Whitnell had the same sales, earnings for share, EBITDA and capital offering performance measurements as Mr. Przybyl, and (i) achievement of a specified gross margin (exclusive of vaccine), (ii) NASDAQ listing of our common stock, and (iii) material compliance with Section 404 of the Sarbanes-Oxley Act with no material weaknesses or significant deficiencies in our internal controls over financial reporting.

For 2007, the objectives for Dr. Alam, and Messrs. Sabat and Silverberg all included the same sales, earnings per share and EBITDA performance measurements.  However, the remainder of their measurements related more specifically to attainment of personal objectives.  Dr. Alam’s included the company entering into new business development agreements and completing human clinical trials of two drugs; Mr. Sabat’s included entering into Group Purchasing Organization contracts for certain drugs, meeting a minimum vaccine sales target, and reducing days of inventory at wholesalers; and Mr. Silverberg’s included commercialization of one of our products, IC-Green, through our Decatur manufacturing facility, a successful drug master file for a particular product, and a successful initial exhibit batch for the first Serum drug product.

However, with respect to awards of annual incentive compensation for 2007, after the end of this year, we determined that the MBO formulas did not correctly reflect unanticipated events.  On February 8, 2008, upon the recommendation of the former CEO, the Compensation Committee resolved not to pay any cash bonuses to our Named Executive Officers due to our financial performance in 2007.

Objectives for 2008 for the Named Executive Officers were developed in a manner consistent with the structured approach employed in 2007. Mr. Przybyl’s objectives included specific targets for sales, EBIT and EBITDA, the launch of a new product, oral Vancomycin capsules, and the achievement of certain revenue targets for the product, the launch of our first NDA product, AktenTM, and the achievement of certain revenue targets for the product, the purchase of our radiation antidote product, DTPA, by various federal agencies at certain revenue levels and the raising of capital or debt to ensure adequate cash reserves for the company. His potential bonus payout as a percentage of base salary remained unchanged from the previous year.

Mr. Whitnell’s 2008 objectives included the same revenue, EBIT and EBITDA targets as Mr. Przybyl’s objectives. In addition his bonus was predicated on the company’s achievement of a base business gross margin target, the establishment of a new commercial banking relationship, continued compliance with SOX 404 with no material control weaknesses or significant deficiencies and the raising of capital or debt to ensure adequate cash reserves for the company. His potential bonus payout as a percentage of base salary remained unchanged from the previous year.

Likewise, objectives were established for the remaining Named Executive Officers. Each officer was assigned the same revenue, EBIT and EBITDA targets as the CEO and CFO. In addition, Dr. Alam was tasked with completing new business development agreements with specified global partners, completing certain clinical trials for new products in development, coordinating the launch of oral Vancomycin capsules and AktenTM and achieving specified revenue levels for our contract manufacturing business.

Mr. Silverberg was tasked with assisting a major global partner in achieving FDA PAI/cGMP compliance with regard to certain high potential products in development, obtaining regulatory approval for a new products and enabling their market launches, achieving full commissioning for parts of our lyophilization system at our Decatur plant and successfully passing any and all FDA on-site inspections at our two manufacturing sites.

Mr. Sabat was tasked with overseeing the successful launch and achievement of specified revenue levels for oral Vancomycin, the sale of a specified number of doses of our multi-dose TD vaccine, the purchase of our radiation antidote product, DTPA, by various federal agencies at certain revenue levels and the reduction of wholesaler inventories to specified levels.

In November, 2008, upon FDA approval of our first-ever NDA product, Akten®, at the recommendation of the former CEO, Dr. Alam, who had been instrumental in the development and regulatory approval of the product, was granted a discretionary award of $50,000 and 50,000 non-qualified stock options. In early 2009, after it reviewed our overall performance the previous year, and because insufficient progress had been made in achieving the overall revenue, EBIT and EBITDA goals and the other objectives of the Named Executive Officers, the Compensation Committee determined that bonuses would not be paid for 2008.

Although we did not formalize MBOs for 2009, and did not pay any performance-based annual bonuses, we are focused on working to develop MBOs for 2010.

Long-Term Incentive Compensation.  As a company focused on growth we believe it is essential to provide our Named Executive Officers with significant long-term incentive compensation that aligns their interests with those of our shareholders.  This is especially important because we do not provide any significant retirement benefits to our Named Executive Officers.  Therefore, for their future financial well-being, they are expected to look to our long-term success, and this is beneficial for our shareholders.

In 2006, we structured specific arrangements in our former CEO’s employment agreement calling for equity compensation designed to provide the CEO with opportunities for equity ownership of up to 2.5% of our outstanding stock, which is an objective in line with the equity ownership of CEOs in our peer group.  Such a significant equity ownership potential gave the CEO an incentive to increase the value of our stock.  We have provided similar, but lesser, equity compensation awards to the CFO in recognition of his efforts on behalf of the Company and to provide appropriate incentives to him as well.  Other Named Executive Officers receive equity compensation based primarily on recommendations by the CEO.  On January 1, 2007 we awarded stock options to our former CEO as required by his employment agreement, and to each of the other Named Executive Officers.

In 2009, we worked with the consulting firm of Watson Wyatt to advise us regarding appropriate long-term compensation planning for our Named Executive Officers and we anticipate that we will continue to work with that firm to develop a more formal program for their long-term compensation.  That firm was one of three identified by management for review by the Compensation Committee and management, and ultimate selection by the Compensation Committee.  The Board is considering adopting a long-term incentive program for the Named Executive Officers.

Benefits.

Post-Termination Payments.  Our employment agreement with our former CEO, Mr. Przybyl, provided for post-termination benefits under the circumstances specified therein  These included, in the event of termination without cause or certain terminations by the CEO for “good reason,” accelerated vesting of equity compensation awards, and multiples of base salary and past bonus compensation.  These are increased in the event such a termination occurs after a change in control.  See “Former Chief Executive Officer,” below.

Company-Wide Benefits.  Executive officers receive other standard benefits, including medical, disability and life insurance and, in certain instances, a car allowance. All employees who have attained the age of 21 are eligible for participation in our 401(k) Plan.  The company’s matching contribution, which was suspended in May 2009 and re-established in April 2010, is a percentage of the amount contributed by each employee and is funded on a current basis.

ESPP.  The Akorn, Inc. Employee Stock Purchase Plan permits eligible employees to acquire shares of our common stock, at a 15% discount from market price, through payroll deductions not exceeding 15% of base wages.  Purchases under the ESPP are subject to an annual maximum purchase of $25,000 market value of common stock.

Perquisites.  We provide limited perquisites to our Named Executive Officers in amounts we believe are appropriate.  Our former CEO was provided with certain of his perquisites under the terms of his employment agreement.  See “Summary Compensation Table,” and “Former Chief Executive Officer,” below.

Other Considerations.

Tax Considerations.  It has been and continues to be our intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. At this time, essentially all compensation (except certain equity incentives) paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code.  We also regularly analyze the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purposes of such compensation.

Accounting Treatment Considerations.  We are especially attuned to the impact of ASC 718 with respect to the grant and vesting of equity compensation awards.  Prior to the granting of such awards, we analyze the short and longer-term effects of any particular award on our budget for the year of grant and anticipated financial impact in future years.  This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.

Timing of Equity Grants and Equity Grant Practices.  The Compensation Committee recommends to the Board equity compensation to all of the Named Executive Officers and all other Company employees.  All awards are made based on the closing price of our stock on the date of approved award.

The timing of certain awards to the former CEO was specifically outlined in his employment agreement.   In addition, awards may be made to new employees upon their joining the company, and to employees who are promoted during the year.  The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities Section 18 of the Exchange Act, except to the extent that Akorn specifically incorporates by reference all or part of a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee of Akorn has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2009.

This report is submitted by the Compensation Committee, consisting of:

Ronald M. Johnson, Chair
Jerry N. Ellis
Randall J. Wall
Alan Weinstein

Executive Compensation Tables

The following table includes information concerning compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d) (1)	Stock Awards ($) (e) (2)	Option Awards ($) (f) (3)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i) (4)	Total ($) (j)

Current Executive Officers
Raj Rai	2009	-0-	-0-	-0-	1,740,000			333,241	2,073,241
Interim Chief Executive Officer

Timothy A. Dick	2009	126,538	-0-	-0-	206,640			3,550	336,728
Chief Financial Officer

Joseph Bonaccorsi	2009	161,588	-0-	-0-	119,550			3,898	285,036
Senior Vice President,
General Counsel and Secretary

John R. Sabat,	2009	255,458	-0-	-0-	46,986			13,177	315,621
Senior Vice President, Sales,	2008	213,675	-0-	-0-	-0-			19,970	233,645
Marketing & National Accounts	2007	213,675	-0-	-0-	123,250			23,093	360,018

Mark M. Silverberg, Senior Vice	2009	256,370	-0-	-0-	158,315			14,299	428,984
President, Global Quality Assurance	2008	236,500	-0-	-0-	-0-			24,274	260,774
& Regulatory Compliance	2007	236,500	-0-	-0-	123,250			26,039	385,789

Former Executive Officers
Arthur S. Przybyl	2009	93,299	-0-	-0-	-0-			4,161	97,460
Chief Executive Officer and	2008	440,000	-0-	-0-	-0-			68,005	508,005
President	2007	440,000	-0-	-0-	986,000			41,259	1,467,259

Jeffrey A. Whitnell,	2009	137,442	-0-	-0-	-0-			181,706	319,148
Senior Vice President, Finance	2008	275,000	-0-	-0-	-0-			151,720	426,720
and Chief Financial Officer	2007	275,000	-0-	-0-	327,845			26,496	629,341

Abu S. Alam, Ph.D.,	2009	124,626	-0-	-0-	-0-			130,114	254,740
Senior Vice President,	2008	213,675	50,000	-0-	41,345			22,325	327,345
New Business Development	2007	213,675	-0-	-0-	123,250			22,225	359,150

(1)
The amounts shown in this column are the annual cash bonus incentive awards earned in the applicable year and paid to the Named Executive Officers in the following year.  No cash bonuses were earned in 2007, 2008, or 2009, except for Dr. Alam’s 2008 bonus related to the FDA approval of Akten®.

(2)
This column shows the grant-date fair value of restricted stock awards granted during the applicable year.  Additional information regarding restricted stock awards is included in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(3)
This column shows the grant-date fair value of stock options granted during the applicable year.  These amounts were determined as of the options’ grant dates using a Black-Scholes option valuation model.  The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2009.  A portion of the 2009 stock option award to Mr. Rai is subject to shareholder approval of an amendment to the Amended and Restated 2003 Akorn, Inc. Stock Option Plan to allow the Board to grant more than 500,000 stock options to one individual in one calendar year.

(4)
The amounts reported in this column represent the dollar amount for each Named Executive Officer for consulting services (Interim CEO only), severance payments, perquisites and other personal benefits, tax reimbursements, our matching contributions to the Akorn 401(k) savings plan, insurance premiums, and other benefits as follows:

Name (a)	Year (b)	Consul- ting Services ($) (c)	Severance ($) (d)	Car Allow- ance ($) (c)	Spouse Travel ($) (e)	Disability Insurance Premium ($) (f)	Tax Gross-Up ($) (g)	401(k) Match ($) (h)	Group Term Life Insurance Premium ($) (i)	Health Insurance Premium ($) (j)	All Other ($) (k) (1)	Total ($) (l)
Current Executive Officers:
Raj Rai	2009	333,241	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	333,241
Timothy A. Dick	2009	-0-	-0-	-0-	-0-	404	-0-	-0-	448	-0-	2,698	3,550
Joseph Bonaccorsi	2009	-0-	-0-	-0-	-0-	462	-0-	-0-	512	-0-	2,924	3,898
John R. Sabat	2009 2008 2007	-0- -0- -0-	-0- -0- -0-	2,077 6,000 6,000	-0- -0- 1,229	693 1,992 1,992	3,168 1,176 1,902	2,264 5,178 5,170	768 756 756	981 2,989 2,366	3,226 1,879 3,678	13,177 19,970 23,093
Mark M. Silverberg	2009 2008 2007	-0- -0- -0-	-0- -0- -0-	2,077 6,000 6,000	-0- -0- 693	693 1,399 1,399	2,202 803 1,201	2,362 7,095 7,750	768 756 756	981 2,989 2,366	5,216 5,232 5,874	14,299 24,274 26,039
Former Executive Officers:
Arthur S. Przybyl	2009 2008 2007	-0- -0- -0-	-0- -0- -0-	1,923 10,000 10,000	-0- 26,682 10,618	115 1,760 1,760	-0- 17,730 7,716	1,230 7,750 7,750	128 756 756	613 2,652 2,199	152 675 460	4,161 68,005 41,259
Jeffrey A. Whitnell	2009 2008 2007	-0- -0- -0-	172,139 -0- -0-	2,077 6,000 6,000	-0- 6,613 3,841	260 1,804 1,804	2,929 51,380 3,519	2,746 7,750 7,750	346 756 756	981 2,989 2,366	228 74,428 460	181,706 151,720 26,496
Abu S. Alam	2009 2008 2007	-0- -0- -0-	120,377 -0- -0-	2,077 6,000 6,000	-0- 663 701	375 1,990 1,990	3,132 1,522 1,545	2,134 7,750 7,750	479 756 756	981 2,989 2,366	559 655 1,117	130,114 22,325 22,225

(1)
This column includes reimbursed relocation expenses in 2008 for Mr. Whitnell, annual health club dues for Messrs. Przybyl and Whitnell, and the discount from market value on shares purchased through the Employee Stock Purchase Plan for Messrs. Alam, Bonaccorsi, Dick, Sabat and Silverberg.

2009 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards granted to our Named Executive Officers during the year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS
Name (a)	Grant Date (b)(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (3)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Raj Rai (4)	6/8/09 8/7/09 8/7/09								250,000 250,000 1,750,000	1.00 1.34 1.34	147,600 199,050 1,393,350
Timothy A. Dick	6/12/09								350,000	1.00	206,640
Joseph Bonaccorsi	5/6/09								250,000	0.81	119,550
John Sabat	11/19/09 11/19/09 11/19/09								25,000 50,000 10,000	1.60 1.60 1.60	750 37,000 9,236
Mark M. Silverberg	5/26/09 11/19/09 11/19/09 11/19/09								50,000 50,000 35,000 75,000	1.11 1.60 1.60 1.60	32,765 37,000 25,550 63,000

(1)
All stock options granted on November 19, 2009, with the exception of the grant of 10,000 options to Mr. Sabat, were issued pursuant to an option exchange program that allowed all employees who held eligible vested or unvested out-of-the-money options to exchange them for an equal number of new, unvested options issued at the then-current market price on November 19, 2009.

(2)	The per-share exercise or base price of the options granted in the fiscal year is based on the closing price of our common stock on the grant date of each respective option.

(3)
The grant date fair values of the option awards granted during 2009 were based on the closing prices of our common stock on the respective grant dates.  The grant date fair value of the stock option awards was determined using a Black-Scholes option valuation model.  The fair value of the option awards granted on November 19, 2009 pursuant to the option exchange program was calculated based on the incremental value of the replacement awards over the original awards. The assumptions used for all grants in 2009 were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2009.

(4)
The grant to Mr. Rai of 1,750,000 options on August 7, 2009 is subject to shareholder approval of an amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan to allow the Board to grant more than 500,000 options to one employee in one calendar year.  (See Proposal 3 on page 10 of this Proxy Statement.)

Former Executive Officers

Former Chief Executive Officer

On April 24, 2006, we entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Arthur Przybyl, then our President and Chief Executive Officer.  The Employment Agreement had an initial term of three years, but was terminable earlier by either party.  Under that agreement, Mr. Przybyl’s base salary for 2006 was $400,000.  The Board increased his salary to $440,000 for 2007 and 2008, and to $477,000 by January of 2009.  Mr. Przybyl was also eligible to receive annual bonuses, payable at the discretion of the Board, upon recommendation of the Compensation Committee.  As explained in “Annual Incentive Compensation” above, Mr. Przybyl did not receive a bonus for 2007, 2008 or 2009.  He did receive health, insurance and retirement benefits generally available to our executives and certain perquisites, including a vehicle allowance of $10,000 per year.

In addition, as required by his Employment Agreement, Mr. Przybyl received: (i) 250,000 restricted shares of our common stock on April 20, 2006, (ii) options to purchase 500,000 shares of our common stock on April 20, 2006 and (iii) options to purchase another 400,000 such shares on January 1, 2007.  Both the restricted shares and the options were subject to vesting schedules (50% of the restricted shares on the first anniversary of their issuance, with an additional 25% scheduled for vesting on the second and third anniversaries, and, in the case of the options, 25% when the options were granted, with an additional 25% scheduled to vest on first, second and third anniversaries of the grant dates).

Under his Employment Agreement, Mr. Przybyl’s employment was terminable by us for “Good Cause” (as defined in the agreement) or “Without Cause,” by Mr. Przybyl for “Good Reason” (also defined in the agreement) or otherwise, voluntarily, even without Good Reason, including by either party if the agreement was not renewed after expiration of the initial three-year term or any extension term.  It provided that, in connection with any type of employment termination, Mr. Przybyl would receive what the agreement referred to as the “Standard Entitlements”, they being base salary pro rated through the date of termination and any benefits and expense reimbursements to which he was entitled through that date, less all applicable withholdings and deductions.  The agreement and related stock agreements also addressed accelerated vesting of any unvested portion of the restricted shares and stock options described above.

In addition, the Employment Agreement provided that, if we terminated Mr. Przybyl Without Cause, he departed for Good Reason or either party notified the other of non-renewal effective at the end of the initial or any extension term of the agreement, Mr. Przybyl was entitled to the Standard Entitlements plus Severance Payments.  Severance Payments would have consisted of:  (i) 18 months of base salary payable, in the discretion of the Board, in a lump sum or over time in accordance with our regular payroll cycle, (ii) bonus equal to (a) 1.5 times the last annual bonus Mr. Przybyl had received if the termination occurred during 2006 or (b) 1.5 times the average of the last two annual bonuses Mr. Przybyl received if the termination occurred after 2006 and (iii) accelerated vesting of unvested equity awards that would otherwise have vested during the 18-month period after termination.  The Severance Payments were conditioned on Mr. Przybyl’s complying with all surviving provisions of the Employment Agreement, his executing a full general release and his serving as a consultant, for us, for up to 30 days at his then-current base salary if the Board so requested.  The Employment Agreement also prescribed additional severance payments in the event of certain terminations following a change of control of Akorn and contained confidentiality, non-competition, non-solicitation and mandatory arbitration provisions.  Also, in connection with his serving as our CEO, we provided Mr. Przybyl with supplemental indemnity assurances respecting any claims associated with his executing, filing or submitting certifications of SEC reports for periods preceding his direct supervision of financial and accounting matters.

Mr. Przybyl ceased performing duties as our President and Chief Executive Officer on January 29, 2009 after, that same day, a meeting of our Board and then a meeting among two directors and Mr. Przybyl.  As explained in our Current Report on Form 8-K filed with the SEC on February 3, 2009, we originally anticipated that we would be making the Severance Payments to Mr. Przybyl, in addition to paying him the Standard Entitlements.  We believe Severance Payments would have been $715,500 for the salary component (see (i) in the previous paragraph) and $0 as the bonus component (see (ii)(b) in that paragraph and because the Board awarded no bonuses for 2007 and 2008).  However, after January 29, 2009, the Board concluded that the company had grounds to terminate Mr. Przybyl for Good Cause.

Mr. Przybyl’s restricted stock, and his options granted April 20, 2006 and January 1, 2007, vested fully irrespective of the character or circumstances of his employment termination, and those options expired three months following his employment termination.

Former Chief Financial Officer

On June 8, 2009, Jeffrey A. Whitnell ceased serving as our Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary effective immediately and agreed to terminate his employment with us effective June 12, 2009.  We agreed to pay Mr. Whitnell his then current salary for 6 months, which equals $149,187.48 in total, prior to tax withholdings.  In addition, we agreed to allow Mr. Whitnell to continue coverage under the Company medical benefits plan, at the current employee premium rate, for a period of seven months.

Former Senior Vice President, New Business Development

Effective July 10, 2009, Abu S. Alam, Senior Vice President, New Business Development, resigned his position.  We agreed to continue paying Mr. Alam his then current salary for one year, which equals $231,837.32, prior to tax withholdings.  In addition, we agreed to allow Mr. Alam to continue coverage under the Company medical benefits plan, at the current employee premium rate, through the end of 2009.

Outstanding Equity Awards at 2009 Year-End

The following table provides a summary of equity awards outstanding at December 31, 2009, for each of our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS (1)						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price ($) (e)	Option Expiration Date (f) (8)	Number of Shares or Units of Stock That Have Not Vested (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (j)
Raj Rai	250,000	-0-		1.00	6/8/2014
	250,000 (2)	1,750,000		1.34	8/7/2014

Timothy A. Dick	-0- (3)	350,000		1.00	6/12/2014

Joseph Bonaccorsi	-0- (4)	250,000		0.81	5/6/2014

John R. Sabat	-0- (5)	25,000		1.60	11/19/2014
	-0- (5)	50,000		1.60	11/19/2014
	-0- (5)	10,000		1.60	11/19/2014

Mark M. Silverberg	-0- (6)	50,000		1.11	5/26/2014
	-0- (5)	50,000		1.60	11/19/2014
	8,750 (7)	26,250		1.60	11/19/2014
	18,750 (7)	56,250		1.60	11/19/2014

(See next page for corresponding Notes )

NOTES:

(1)	Outstanding stock options at December 31, 2009, become exercisable in accordance with the vesting schedule below:

	Grant Date	Vesting

(2)	8/7/2009
250,000 options vested on 12/8/2009 and 250,000 options to vest every six months thereafter, until 6/8/2013, for as long as and providing that Mr. Rai continues to render CEO consulting services to the Company and subject to shareholder approval of an amendment to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan to allow this grant to take place (see Proposal 3).

(3)	6/12/2009	1/3 per year beginning on the first anniversary of the grant

(4)	5/6/2009	1/3 per year beginning on the first anniversary of the grant

(5)	11/19/2009	1/3 per year beginning on the first anniversary of the grant

(6)	5/26/2009	1/3 per year beginning on the first anniversary of the grant

(7)	11/19/2009	¼ per year beginning on the date of the grant

(8)	Option Expirations Dates may, under certain circumstances, be accelerated pursuant to terms of the controlling agreements.

See “2009 Grants of Plan-Based Awards” for more information on outstanding stock options.

The market value of all restricted stock awards not yet vested was computed by multiplying $1.79, the closing market price of our common stock on the NASDAQ Stock Market at December 31, 2009, by the number of shares issuable upon full vesting.  See “2009 Grants of Plan-Based Awards” for more information on outstanding restricted stock awards.

2009 Option Exercises and Stock Vested Table

The following table provides additional information about the value realized by our Named Executive Officers on option award exercises and stock awards vesting during the year ended December 31, 2009.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Number of Shares Withheld to Cover Tax Liability (e)	Value Realized on Vesting ($) (f) (1)
Arthur S. Przybyl	-0-	-0-	62,500	22,281	60,625
Jeffrey A. Whitnell	-0-	-0-	25,000	10,000	23,250

(1)	The values for Arthur S. Przybyl are based on the closing price of our common stock on March 30, 2009, or $0.97 per share.

(2)	The values for Jeffrey A. Whitnell are based on the closing price of our common stock on the vesting date of April 20, 2009, or $0.93 per share.

Director Compensation

Director compensation is set by the Compensation Committee in coordination with management and submitted to the Board for approval.  In 2007, the Compensation Committee reviewed director compensation of a peer group consisting of Abraxis Bioscience, Adolor Corp, Alpharma, Bausch and Lomb, Conceptus, CV Therapeutics, Gene Logic, Hospira, I Flow, ISTA Pharmaceuticals, KV Pharmaceutical, Meridian Bioscience, Neogen, Neopharm, Neurogen, Noven Pharmaceutical, Option Care, Orasure Technologies, Orchid Cellmark, Sciele Pharma, and Theragenics.   This peer group was developed by Equilar, Inc., a company on contract with the company to provide compensation information.  The peer group information showed the median total annual compensation for peer group directors to be $115,819.  Based upon this data, the Compensation Committee recommended and the Board approved total annual compensation for our non-management directors of $90,000, (dependent on stock price in large part).  As a result, certain changes were made to the compensation of our non-management directors reflected in their 2009 compensation as described below.

In 2009, each director other than our Chairman received fees for his services as a director of $1,500 per regular meeting of the Board attended in person, $500 per telephone meeting attended and $500 per committee meeting attended, plus reimbursement of expenses related thereto.  Each director other than our Chairman also receives an annual retainer in the amount of $20,000.  The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also receive annual compensation of an additional $5,000.  The Chairman of the Board receives $50,000 per year for his services.

Upon their appointments to the Board in 2009, Messrs. Meyer, Tambi and Weinstein were each granted the option to purchase 20,000 shares of our common stock at the market prices in effect on date of grant.  The options vested immediately upon grant and would expire five years from grant date if not exercised.  The grant date for the 20,000 options granted to Messrs. Meyer and Tambi was June 22, 2009, and the grant date for the 20,000 options granted to Mr. Weinstein was August 7, 2009.

In addition to the option grants described above, four of our Directors participated in our option exchange, whereby they exchanged outstanding, out-of-the-money options for an equal number of new options issued on November 19, 2009 at $1.60 per share, the market price on that date.  The number of options exchanged under this program by each Director was as follows:  Mr. Ellis – 70,000; Mr. Johnson – 70,000; Dr. Kapre – 20,000; and Mr. Wall – 20,000.

In connection with their serving as our directors, we have provided to each of our independent directors supplemental indemnity assurances with respect to any claims associated with their serving as one of our directors, as a director of any of our subsidiaries, as a fiduciary of any of our employee benefit plans and in other positions held at our request.

The following table sets forth compensation paid to our Directors for the year 2009:

2009 DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (c) (2)	Option Awards ($) (d) (3)	Total ($) (j)
Dr. John N. Kapoor	62,500	-0-	-0-	62,500
Ronald M. Johnson	53,450	26,800	52,800	133,050
Jerry I. Treppel	57,550	26,800	-0-	84,350
Jerry N. Ellis	84,650	26,800	52,800	164,250
Dr. Subhash V. Kapre	23,500	26,800	13,800	64,100
Randall J. Wall	75,864	26,800	13,800	116,464
Steven Meyer	23,186	13,400	11,100	47,686
Brian Tambi	22,186	13,400	11,100	46,686
Alan Weinstein	18,905	13,400	15,924	48,229

(1)	The dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	This column presents the aggregate grant date fair value of restricted stock granted during 2009.

(3)
This column presents the aggregate grant date fair value of stock options granted during 2009.  The grant date fair values were determined using the Black-Scholes option valuation model.  The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2009.  As of December 31, 2009, each director had the following number of options outstanding: Dr. Kapoor (0), Mr. Johnson (43,333), Mr. Treppel (70,000), Mr. Ellis (43,333), Dr. Kapre (20,000), Mr. Wall (20,000), Mr. Meyer (20,000), Mr. Tambi (20,000), and Mr. Weinstein (20,000).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ronald M.  Johnson, Chair, Jerry N. Ellis, Alan Weinstein, and Randall J. Wall who currently comprise the Compensation Committee, are each independent, non-employee directors of Akorn.  No executive officer (current or former) of Akorn served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, or (iv) were directly or indirectly the beneficiary of any related transaction required to be disclosed under the applicable regulations of the Exchange Act, during the year ended December 31, 2009.

PERFORMANCE GRAPH

The following Stock Performance Graph and related information shall not be deemed “soliciting material” or “filed” with the Securities and Exchange Commission, nor should such information be incorporated by reference into any future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference in such filing.

Our common stock was listed on the American Stock Exchanged from November 24, 2004 until February 6, 2007 under the symbol “AKN.”  Since February 7, 2007, our common stock has been listed on the NASDAQ Global Market under the symbol “AKRX”.

The graph below compares the cumulative shareholder return on our common stock with the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index over the last five years through December 31, 2009.  The graph assumes $100 was invested in our common stock, and also the two indices presented, at the end of December 2004 and that all dividends were reinvested during the subsequent five-year period.

Total Return Chart	2004	2005	2006	2007	2008	2009
NASDAQ Stock Market (U.S.) Index	100	101	111	122	72	104
NASDAQ Health Services Index	100	137	137	179	131	173
Akorn, Inc. (AKRX)	100	119	163	192	60	47

ANNUAL REPORT

WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF APRIL 7, 2010.  REQUESTS SHOULD BE MADE TO AKORN, INC., ATTENTION: INVESTOR RELATIONS, 1925 WEST FIELD COURT, SUITE 300, LAKE FOREST, ILLINOIS 60045.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, brokers with account holders who are Akorn shareholders may be “householding” our proxy materials.  A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, or call (847) 279-6156.  Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

As of the date of this proxy statement, management is unaware of any matter for action by shareholders at the meeting other than those described in the accompanying notice.  The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors

/s/ Joseph Bonaccorsi

Joseph Bonaccorsi
Secretary

Lake Forest, Illinois
April 26, 2010

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016B3F 6 2 A V + Annual Meeting Proxy Card . + Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items Change of Address — Please print new address below. For Withhold For Withhold For Withhold A 1. Election of Directors: Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 01 - John N. Kapoor, Ph.D. 04 - Steven J. Meyer 02 - Ronald M. Johnson 05 - Alan Weinstein 03 - Brian Tambi 06 - Kenneth S. Abramowitz For Against Abstain 2. Proposal to ratify the selection of Ernst & Young LLP to serve as Akorn’s independent registered public accounting firm for the fiscal year ending December 31, 2010. For Against Abstain 3. To approve an amendment (the “Amendment”) to the Akorn, Inc. Amended and Restated 2003 Stock Option Plan (the “Plan”) to permit the Compensation Committee, in its discretion, to grant a Participant an option to purchase more than 500,000 shares of common stock in any one calendar year, so long as such grant is approved by the Board. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1234 5678 9012 345 0 2 5 3 7 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  C 1234567890 J N T C123456789 _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 21, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/AKRN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy — AKORN, INC. This Proxy is Solicited on Behalf of the Board of Directors of AKORN, INC. The undersigned hereby constitutes and appoints Joseph Bonaccorsi proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side hereof, all of the shares of common stock of Akorn, Inc. (the “Company”) held of record by the undersigned on April 7, 2010 that the undersigned is entitled to vote at the annual meeting of shareholders of Akorn to be held on May 21, 2010 (the “Meeting”), and at all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.